AMERICAN RENAL ASSOCIATES HOLDINGS, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS

BEVERLY, MA (August 9, 2016) - American Renal Associates Holdings, Inc. (NYSE: ARA) (ARA or the “Company”), a leading provider of outpatient dialysis services, today announced financial and operating results for the second quarter ended June 30, 2016.

Certain metrics, including those expressed on an adjusted basis, are non-GAAP financial measures   (See “Use of Non-GAAP Financial Measures” and the reconciliation tables further below).

Second Quarter 2016 Highlights (all percentage changes compare Q2 2016 to Q2 2015 unless noted):

•	Net patient service operating revenues increased 15% to $185.6 million;

•	Net income (loss) attributable to American Renal Associates Holdings, Inc. was ($9.1) million or ($0.75) per share as compared to $5.0 million or $0.22 per share in Q2 2015;

•	Adjusted EBITDA less noncontrolling interests (“EBITDA-NCI”) increased 13% to $31.6 million;

•	Adjusted net income attributable to American Renal Associates Holdings, Inc. was $8.3 million or $0.26 per share for the second quarter of 2016;

•	Total dialysis treatments increased 11.8%, of which 10.8% was non-acquired growth (“NAG”);

•	As of June 30, 2016, the Company operated 201outpatient dialysis centers serving approximately 13,755 patients.

Joseph (Joe) Carlucci, Chairman and Chief Executive Officer, said, “We are very pleased to report strong second quarter results. Our first priority is the delivery of high quality patient care, and our organization remains focused on delivering dialysis care in an integrated and coordinated manner with our physician partners. Our second quarter 2016 results demonstrate the continued momentum of our physician partnership model, and the growing acceptance of our differentiated operating philosophy within the nephrology community. We produced net revenue growth of 14.9%, while also continuing to manage our expansion in a disciplined manner.”

“During the second quarter, ARA reached another milestone: we opened our 200th dialysis clinic,” continued Carlucci. “We also added another regional team to support the anticipated growth related to the 35 signed clinics in our pipeline as of June 30, 2016. ARA remains positioned well to execute on this signed pipeline due to high levels of engagement with our physician partners, an experienced team, dedicated caregivers, and a strong management services infrastructure.”

Financial and operating highlights include:

Revenue: Net patient service operating revenues for the second quarter of 2016 were $185.6 million, an increase of 14.9% as compared to $161.5 million for the prior-year period due to treatment growth and improvements in payor mix. Net patient service operating revenues for the six months ending June 30, 2016 were $357.7 million, an increase of 15.1% as compared to $310.8 million for the prior-year period.

Treatment Volume: Total dialysis treatments for the second quarter of 2016 were 498,368 representing an increase of 11.8% over the second quarter of 2015. Non-acquired treatment growth was 10.8% and acquired treatment growth was 1.0% for the second quarter of 2016.

Center Activity: As of June 30, 2016, the Company provided services at 201 outpatient dialysis centers serving 13,755 patients. During the second quarter of 2016, we opened six de novo centers. We also acquired a dialysis clinic in New York during the second quarter of 2016. As of June 30, 2016, we had 35 signed de novo clinics scheduled to open in the future.

Net income, Net income attributable to noncontrolling interests, Net income (loss) attributable to American Renal Associates Holdings, Inc., Adjusted EBITDA and Adjusted EBITDA less noncontrolling interests:

	Three Months Ended June 30,		Increase (Decrease)
(in thousands, except per share amounts)	2016	2015	Amount	Percentage Change*
Net income	$13,396	$23,181	$(9,785)	NM
Net income attributable to noncontrolling interests	(22,488)	(18,159)	4,329	23.8%
Net income (loss) attributable to American Renal Associates Holdings, Inc.	(9,092)	5,022	(14,114)	NM
Non-GAAP financial measures**:
Adjusted EBITDA	$54,118	$46,143	$7,975	17.3%
Adjusted EBITDA less noncontrolling interests	$31,630	$27,984	$3,646	13.0%

	Six Months Ended June 30,		Increase (Decrease)
(in thousands, except per share amounts)	2016	2015	Amount	Percentage Change*
Net income	$35,953	$41,761	$(5,808)	NM
Net income attributable to noncontrolling interests	(41,289)	(33,863)	7,426	21.9%
Net income (loss) attributable to American Renal Associates Holdings, Inc.	(5,336)	7,898	(13,234)	NM
Non-GAAP financial measures**:
Adjusted EBITDA	$100,138	$86,874	$13,264	15.3%
Adjusted EBITDA less noncontrolling interests	$58,849	$53,011	$5,838	11.0%

_________________________________

________________________
*	NM – Not Meaningful
**	See reconciliation of Non-GAAP Financial Measures.

Operating Expenses: Patient care costs for the second quarter of 2016 were $109.7 million or 59.1% of net patient service operating revenues as compared to $96.1 million or 59.5% of net patient service operating revenues in the prior-year period. Patient care costs for the second quarter of 2016 include $1.4 million of stock-based compensation related to modification of options and other transactions at the time of the Company’s initial public offering. General and administrative expenses were $31.6 million or 17.1% of net patient service operating revenues as compared to $20.1 million or 12.4% of net patient service operating revenues in the prior-year period. General and administrative expenses for the second quarter of 2016 include $8.0 million of stock-based compensation related to modification of options and other transactions at the time of the Company’s initial public offering.

Patient care costs for the six months ended June 30, 2016 were $215.2 million or 60.2% of net patient service operating revenues as compared to $188.2 million or 60.6% of net patient service operating revenues in the prior-year period. Patient care costs for the six months ended June 30, 2016 include $1.4 million of stock-based compensation incurred during the second quarter of 2016 related to the modification of options and other transactions at the time of the Company’s initial public offering. General and administrative expenses during the six months ended June 30, 2016, were $53.1 million or 14.9% of net patient service operating revenues as compared to $37.3 million or 12.0% of net patient service operating revenues in the prior-year period. General and administrative expenses for the six months ended June 30, 2016 include $8.0 million of stock-based compensation incurred during the second quarter of 2016 related to modification of options and other transactions at the time of  the Company’s initial public offering.

Cash Flow: Cash provided by operating activities for the second quarter of 2016 were $52.4 million as compared to $34.2 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests for the second quarter of 2016 were $32.1 million as compared to $11.5 million in the prior-year period. Total capital expenditures for the second quarter of 2016 were $17.8 million as compared to $16.9 million in the prior-year period. Capital expenditures for the second quarter of 2016 included $2.9 million for maintenance and $14.9 million for expansions and new clinic development.

Cash provided by operating activities for the six months ended June 30, 2016 were $89.0 million as compared to $61.8 million in the prior-year period. Adjusted cash provided by operating activities less distributions to noncontrolling interests for the six months ended June 30, 2016 were $47.3 million as compared to $20.9 million in the prior-year period. Total capital expenditures for the six months ended June 30, 2016 were $34.2 million as compared to $27.9 million in the prior-year period. Capital expenditures for the six months ended June 30, 2016 included $5.7 million for maintenance and $28.5 million for expansions and new clinic development.

Initial Public Offering: ARA completed its initial public offering on April 26, 2016 of 8,625,000 newly-issued shares of common stock. Net proceeds of $176.9 million from the initial public offering, together with borrowings under our first lien credit facility and cash on hand, were used to repay in full, all outstanding amounts under our second lien credit facility. As of June 30, 2016, ARA had 30.9 million shares of common stock outstanding.

Balance Sheet: At June 30, 2016, the Company’s balance sheet included consolidated cash of $93.3 million and consolidated debt of $558.4 million, including the current portion of long-term debt. Excluding clinic-level debt not guaranteed by ARA and clinic-level cash not owned by ARA, Adjusted owned net debt was $440.6 million at June 30, 2016. Adjusted owned net debt to last twelve months Adjusted EBITDA less NCI leverage ratio was 3.7x at June 30, 2016. As of June 30, 2016, net patient accounts receivable were $76.9 million and DSO for the period was 38 days as compared to 40 days for the three months ended March 31, 2016.

Conference Call

American Renal Associates Holdings, Inc. will hold a conference call to discuss this release on Wednesday, August 10, at 9:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call by dialing (877) 407-8029, or for international callers (201) 689-8029 or may listen over the Internet by going to the Investor Relations section at www.ir.americanrenal.com. For those who cannot listen to the live broadcast, a replay will be available and can be accessed by dialing (877) 660-6853, or for international callers (201) 612-7415. The conference ID for the live call and the replay is 13638002.

About American Renal Associates

American Renal Associates Holdings, Inc. (NYSE: ARA) is a leading provider of outpatient dialysis services in the United States. As of June 30, 2016, ARA operated 201 dialysis clinic locations in 25 states and the District of Columbia serving approximately 13,750 patients with end stage renal disease. ARA operates exclusively through a physician joint venture model, in which it partners with 369 local nephrologists to develop, own and operate dialysis clinics. ARA’s Core Values emphasize taking good care of patients, providing physicians with clinical autonomy and operational support, hiring and retaining the best possible staff and providing best practices management services. For more information about American Renal Associates, visit www.americanrenal.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties, including but not limited to those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Prospectus dated April 20, 2016 filed with the SEC  that may cause actual results to differ materially from those that we expected.

Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among others, the following:

•	decline in the number of patients with commercial insurance or decline in commercial payor reimbursement rates;

•	reduction of government-based payor reimbursement rates or insufficient rate increases or adjustments that do not cover all of our operating costs;

•	our ability to successfully develop de novo clinics, acquire existing clinics and attract new physician partners;

•	our ability to compete effectively in the dialysis services industry;

•	the performance of our joint venture subsidiaries and their ability to make distributions to us;

•

changes to the Medicare ESRD program that could affect reimbursement rates and evaluation criteria, as well as changes in Medicaid or other non-Medicare government programs or payment rates including the Medicare ESRD proposed rule for 2017 released June 24, 2016;

•	federal or state healthcare laws that could adversely affect us;

•

our ability to comply with all of the complex federal, state and local government regulations that apply to our business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting;

•	heightened federal and state investigations and enforcement efforts;

•	the outcome of the United Health Group litigation and related matters;

•	changes in the availability and cost of ESAs and other pharmaceuticals used in our business;

•	development of new technologies that could decrease the need for dialysis services or decrease our in-center patient population;

•	our ability to correctly estimate the amount of revenues that we recognize in a reporting period;

•	our ability to timely and accurately bill for our services and meet payor billing requirements;

•

claims and losses relating to malpractice, professional liability and other matters; the sufficiency of our insurance coverage for those claims and rising insurances costs; and any negative publicity or reputational damage arising from such matters;

•	loss of any members of our senior management;

•	damage to our reputation or our brand and our ability to maintain brand recognition;

•	our ability to maintain relationships with our medical directors and renew our medical director agreements;

•	shortages of qualified skilled clinical personnel, or higher than normal turnover rates;

•	competition and consolidation in the dialysis services industry;

•	deteriorations in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets;

•	the participation of our physician partners in material strategic and operating decisions and our ability to favorably resolve any disputes;

•	our ability to honor obligations under the joint venture operating agreements with our physician partners were they to exercise certain put rights and other rights;

•	unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information;

•	our ability to meet our obligations and comply with restrictions under our substantial level of indebtedness; and

•	the ability of our principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control our corporate decisions after the completion of the IPO.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the SEC.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States ("GAAP") provided throughout this press release, the Company has presented the following Non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA less noncontrolling interests (NCI), Adjusted net income attributable to American Renal Associates Holdings, Inc. and Adjusted cash provided by operating activities, which exclude various items detailed in the attached "Reconciliation of Non-GAAP Financial Measures".

These Non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. Please see "Reconciliation of Non-GAAP Financial Measures" for additional reasons for why these measures are provided.

American Renal Associates Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Patient service operating revenues	$186,938	$162,585	$360,492	$312,929
Provision for uncollectible accounts	(1,371)	(1,084)	(2,794)	(2,105)
Net patient service operating revenues	185,567	161,501	357,698	310,824
Operating expenses:
Patient care costs	109,719	96,103	215,174	188,233
General and administrative	31,648	20,087	53,147	37,290
Transaction-related costs	2,215	—	2,239	—
Depreciation and amortization	8,252	7,431	15,929	15,172
Total operating expenses	151,834	123,621	286,489	240,695
Operating income	33,733	37,880	71,209	70,129
Interest expense, net	(8,941)	(11,361)	(21,199)	(22,823)
Loss on early extinguishment of debt	(4,708)	—	(4,708)	—
Income tax receivable agreement expense	(7,835)	—	(7,835)	—
Income before income taxes	12,249	26,519	37,467	47,306
Income tax (benefit) expense	(1,147)	3,338	1,514	5,545
Net income	13,396	23,181	35,953	41,761
Less: Net income attributable to noncontrolling interests	(22,488)	(18,159)	(41,289)	(33,863)
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$(9,092)	$5,022	$(5,336)	$7,898
Earnings (loss) per share:
Basic	$(0.75)	$0.23	$(0.69)	$0.36
Diluted	$(0.75)	$0.22	$(0.69)	$0.35
Weighted-average number of common shares outstanding
Basic	28,406,999	22,124,805	25,344,510	22,116,155
Diluted	28,406,999	22,657,375	25,344,510	22,633,463
Cash dividends declared per share*	$1.30	—	$1.30	—

_____________________________________

*	Paid to shareholders prior to the Company’s initial public offering.

American Renal Associates Holdings, Inc.
Consolidated Balance Sheets
(dollars in thousands except for share data)

	June 30, 2016	December 31, 2015
Assets	(Unaudited)
Cash	$93,268	$90,988
Accounts receivable, less allowance for doubtful accounts of $8,867 and $7,435, respectively	76,904	76,919
Inventories	4,790	4,291
Prepaid expenses and other current assets	14,977	18,863
Income tax receivable	144	2,686
Total current assets	190,083	193,747
Property and equipment, net of accumulated depreciation of $151,367 and $138,163, respectively	160,887	142,701
Intangible assets, net of accumulated depreciation of $22,731 and $22,378, respectively	25,938	25,662
Other long-term assets	6,174	6,850
Goodwill	569,930	569,318
Total assets	$953,012	$938,278

Liabilities and Equity
Accounts payable	$23,515	$22,571
Accrued compensation and benefits	25,469	22,504
Accrued expenses and other current liabilities	45,642	26,788
Current portion of long-term debt	40,579	25,610
Total current liabilities	135,205	97,473
Long-term debt, less current portion	517,798	657,372
Income tax receivable agreement payable	27,800	—
Other long-term liabilities	10,361	9,483
Deferred tax liabilities	7,169	15,029
Total Liabilities	698,333	779,357
Commitments and contingencies
Noncontrolling interests subject to put provisions	134,762	108,211
Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; none issued
Common stock, $0.01 par value; 300,000,000 shares authorized; 30,845,109 and 22,213,937 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	184	98
Additional paid-in capital	72,405	—
Receivable from noncontrolling interests	(498)	(529)
Accumulated deficit	(133,597)	(128,261)
Accumulated other comprehensive loss, net of tax	(301)	(501)
Total American Renal Associates Holdings, Inc. deficit	(61,807)	(129,193)
Noncontrolling interests not subject to put provisions	181,724	179,903
Total equity	119,917	50,710
Total liabilities and equity	$953,012	$938,278

American Renal Associates Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating activities	2016	2015	2016	2015
Net income	$13,396	$23,181	$35,953	$41,761
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,252	7,431	15,929	15,172
Amortization of discounts, fees and deferred financing costs	1,010	717	1,807	1,432
Loss on Extinguishment of Debt	4,708	—	4,708	—
Stock-based compensation	9,825	289	10,211	572
Excess tax benefit from exercise or vesting of equity awards	(210)	—	(225)	—
Deferred taxes	(7,836)	155	(7,769)	1,970
Income tax receivable agreement expense	7,835	—	7,835	—
Non-cash charge related to interest rate swap	227	94	850	494
Non-cash rent charges	408	287	920	354
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(1,073)	1,264	15	(3,979)
Inventories	725	(145)	(499)	(7)
Prepaid expenses and other current assets	1,457	(3,952)	1,305	(1,864)
Other assets	710	(328)	692	(1,237)
Accounts payable	(342)	318	944	(684)
Accrued compensation and benefits	3,973	2,564	2,965	5,226
Accrued expenses and other liabilities	9,378	2,350	13,363	2,608
Cash provided by operating activities	52,443	34,225	89,004	61,818

Investing activities
Purchases of property, equipment and intangible assets	(17,825)	(16,895)	(34,221)	(27,892)
Cash paid for acquisitions	(800)	—	(800)	(600)
Cash used in investing activities	(18,625)	(16,895)	(35,021)	(28,492)

Financing activities
Proceeds from issuance of common stock sold in initial public offering, net of underwriting discounts and offering expense	175,845	—	175,378	—
Proceeds from issuance of long-term debt	60,000	—	60,000	—
Cash paid for debt issuance and other financing costs	(1,350)	—	(1,350)	—
Proceeds from term loans, net of deferred financing costs	27,482	28,590	39,764	34,485
Payments on long-term debt	(248,344)	(9,236)	(255,806)	(13,411)
Payments on capital lease obligations	—	—	—	(5)
Dividends and dividend equivalents paid	(30,176)	—	(30,176)	—
Proceeds from issuance of common stock	—	156	—	156
Excess tax benefit from exercise or vesting of equity awards	210	—	225	—
Common stock repurchases for tax withholdings of net settlement equity awards	(71)	(30)	(71)	(82)
Distributions to noncontrolling interests	(22,533)	(22,775)	(43,973)	(40,932)
Contributions from noncontrolling interests	2,557	1,066	4,441	2,416
Purchases of noncontrolling interests	(277)	(852)	(277)	(3,326)
Proceeds from sales of additional noncontrolling interests	142	79	142	329
Cash used in financing activities	(36,515)	(3,002)	(51,703)	(20,370)

Increase (Decrease) in cash	(2,697)	14,328	2,280	12,956
Cash at beginning of period	95,965	60,103	90,988	61,475
Cash at end of period	$93,268	$74,431	$93,268	$74,431

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$5,183	$4,262	$5,376	$4,262
Cash paid for interest	12,726	20,758	23,307	20,758
Supplemental Disclosure of Non-Cash Financing Activities
Accrued offering costs	$314	$—	$314	$—
Tax Receivable Agreement	23,400	—	23,400	—
Non-Cash Dividend	26,232	—	26,232	—
Liability for accrued dividend equivalent payments	1,540	—	1,540	—

American Renal Associates Holdings, Inc.
Unaudited Supplemental Business Metrics
(dollars in thousands, except per treatment amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
Dialysis Clinic Activity:	2016	2016	2015
Number of clinics (as of end of period)	201	194	181
Number of de novo clinics opened (during period)	6	2	5
Number of acquired clinics (during period)	1	0	0
Signed clinics (as of end of period)	35	35	31

Patients and Treatment Volume:
Patients (as of end of period)	13,755	13,420	12,300
Treatments	498,368	482,666	445,695
Number of treatment days	78	78	78
Treatments per day	6,389	6,188	5,714

Sources of treatment growth (year over year % change):
Non-acquired growth	10.8%	14.4%	11.7%
Acquired growth	1.0%	0.5%	4.4%
Total treatment growth	11.8%	14.9%	16.1%

Revenue:
Patient service operating revenues	$ 186,938	$ 173,554	$ 162,585
Patient service operating revenues per treatment	$ 375.10	$ 359.57	$ 364.79
Net patient service operating revenues	$ 185,567	$ 172,131	$ 161,501

Expenses:
Patient care costs (1)
Amount	$ 108,290	$ 105,455	$ 96,103
As a % of net patient service operating revenues	58.4%	61.3%	59.5%
Per treatment	$ 217.29	$ 218.48	$ 215.63

General and administrative expenses (2)
Amount	$ 23,629	$ 21,499	$ 20,087
As a % of net patient service operating revenues	12.7%	12.5%	12.4%
Per treatment	$ 47.41	$ 44.54	$ 45.07

Provision for uncollectible accounts
Amount	$ 1,371	$ 1,423	$ 1,084
As a % of net patient service operating revenues	0.7%	0.8%	0.7%
Per treatment	$ 2.75	$ 2.95	$ 2.43

Accounts receivable DSO (days)	38	40	42

Adjusted EBITDA*
Adjusted EBITDA including noncontrolling interests	$ 54,118	$ 46,020	$ 46,143
Adjusted EBITDA - NCI	$ 31,630	$ 27,219	$ 27,984

Clinical (quarterly averages):
Dialysis adequacy - % of patients with Kt/V > 1.2	98%	98%	98%
Vascular access - % catheter in use > 90 days	10%	11%	12%

____________________________________

*	See reconciliation of Non-GAAP Financial Measures.
(1)	Q2 2016 excludes $1.4 million of stock based compensation related to modification of options and other transactions at the time of the Company’s IPO.
(2)	Q2 2016 excludes $8.0 million of stock based compensation related to modification of options and other transactions at the time of the Company’s IPO.

American Renal Associates Holdings, Inc.
Net Income (Loss) per Share Reconciliation
(Unaudited)
(dollars in thousands except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Basic
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$(9,092)	$5,022	$(5,336)	$7,898
Change in the difference between the estimated fair values of contractual noncontrolling interest put provisions and estimated fair values for accounting purposes of the related noncontrolling interests	(12,133)	—	(12,133)	—
Net income (loss) attributable to American Renal Associates Holdings, Inc. for basic earnings per share calculation	$(21,225)	$5,022	$(17,469)	$7,898
Weighted-average common shares outstanding	28,406,999	22,124,805	25,344,510	22,116,155
Earnings (loss) per share, basic	$(0.75)	$0.23	$(0.69)	$0.36
Diluted
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$(9,092)	$5,022	$(5,336)	$7,898
Change in the difference between the estimated fair values of contractual noncontrolling interest put provisions and estimated fair values for accounting purposes of the related noncontrolling interests	(12,133)	—	(12,133)	—
Net income (loss) attributable to American Renal Associates Holdings, Inc. for diluted earnings per share calculation	$(21,225)	$5,022	$(17,469)	$7,898
Weighted-average common shares outstanding, basic	28,406,999	22,124,805	25,344,510	22,116,155
Weighted-average effect of dilutive securities:
Effect of assumed exercise of stock options	—	532,570	—	517,308
Weighted-average common shares outstanding, diluted	28,406,999	22,657,375	25,344,510	22,633,463
Earnings (loss) per share, diluted	$(0.75)	$0.22	$(0.69)	$0.35
Outstanding options excluded as impact would be anti-dilutive	555,329	10,541	336,133	9,558

American Renal Associates Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures:

(Unaudited)

(dollars in thousands)

We use Adjusted EBITDA and Adjusted EBITDA-NCI to track our performance. “Adjusted EBITDA” is defined as net income before income taxes, interest expense, depreciation and amortization, as adjusted for stock-based compensation, loss on early extinguishment of debt, transaction-related costs, income tax receivable agreement expense, and management fees. “Adjusted EBITDA-NCI” is defined as Adjusted EBITDA less net income attributable to noncontrolling interests. We believe Adjusted EBITDA and Adjusted EBITDA-NCI provide information useful for evaluating our business and understanding our operating performance in a manner similar to management. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of decisions that are outside the operational control of management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We believe Adjusted EBITDA-NCI is helpful in highlighting the amount of Adjusted EBITDA that is available to us after reflecting the interests of our joint venture partners. Adjusted EBITDA and Adjusted EBITDA-NCI are not measures of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA and Adjusted EBITDA-NCI may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA-NCI may not be indicative of historical operating results, and we do not mean for it to be predictive of future results of operations or cash flows. Adjusted EBITDA and Adjusted EBITDA-NCI have limitations as analytical tools, and you should not consider these items in isolation, or as substitutes for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA-NCI:

•	do not include stock-based compensation expense;

•	do not include transaction-related costs;

•

do not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	do not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•	do not include income tax receivable agreement expense;

•	do not include loss on early extinguishment of debt;

•	do not include certain income tax payments that represent a reduction in cash available to us; and

•	do not reflect changes in, or cash requirements for, our working capital needs.

In addition, Adjusted EBITDA is not adjusted for the portion of earnings that we distribute to our joint venture partners.

You should not consider Adjusted EBITDA and Adjusted EBITDA-NCI as alternatives to income from operations or net income, determined in accordance with GAAP, as an indicator of our operating performance, or as alternatives to cash provided by operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. This presentation of Adjusted EBITDA and Adjusted EBITDA-NCI may not be directly comparable to similarly titled measures of other companies, since not all companies use identical calculations.

We use Adjusted net income attributable to American Renal Associates Holdings, Inc. because it is a useful measure to evaluate our performance by excluding the impact of one-time or non-recurring charges. “Adjusted net income attributable to American Renal Associates Holdings, Inc.” is defined as Net income (loss) attributable to American Renal Associates Holdings, Inc. plus transaction-related expenses, loss on early extinguishment of debt, management fees, income tax receivable agreement expense, and share-based compensation due to option modifications and other transactions at the time of the Company’s initial public offering, net of taxes. We use Adjusted weighted average number of diluted shares to calculate Adjusted net income attributable to American Renal Associates Holdings, Inc. per share. Adjusted weighted average number of diluted shares outstanding is calculated using the treasury method as if certain unvested in-the-money options subject to a contingency are treated as being vested.

We use Adjusted cash provided by operating activities less distributions to NCI because it is a useful measure to evaluate the cash flow that is available to the Company for investment in property, plant and equipment, debt service, growth and other general corporate purposes. “Adjusted cash provided by operating activities less distributions to noncontrolling interests” is defined as cash provided by operating activities plus transaction-related expenses less distributions to noncontrolling interests.

We use Adjusted owned net debt because it is a useful metric to evaluate the Company’s pro rata share of our interests in the cash on our balance sheet and the pro rata share of the debt guaranteed by the Company. “Adjusted owned net debt” is defined as Debt (other than clinic-level debt) plus Clinic-level debt guaranteed by American Renal Associates Holdings, Inc. less Cash (other than clinic-level cash) less the Company’s pro rata interest in Clinic-level cash.  “Owned Net Leverage” is defined as the ratio of Owned Net Debt to our trailing twelve months Adjusted EBITDA less NCI.

The following table presents the reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA-NCI for the periods indicated:

(dollars in thousands) Reconciliation of Net income to	Three Months Ended		Six Months Ended		LTM (1) as of
Adjusted EBITDA:	June 30,	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015	2016
Net income	$ 13,396	$ 23,181	$ 35,953	$ 41,761	$ 87,269
Interest expense, net	8,941	11,361	21,199	22,823	43,776
Income tax expense/(benefit)	(1,147)	3,338	1,514	5,545	8,342
Depreciation and amortization	8,252	7,431	15,929	15,172	32,603
Transaction-related costs	2,215	-	2,239	-	4,325
Loss on early extinguishment of debt	4,708	-	4,708	-	4,708
Income tax receivable agreement expense	7,835	-	7,835	-	7,835
Stock-based compensation	9,838	297	10,224	603	11,072
Management fee	80	535	537	970	1,389
Adjusted EBITDA (including noncontrolling interests)	$ 54,118	$ 46,143	$ 100,138	$ 86,874	$ 201,319
Less: Net income attributable to noncontrolling interests	(22,488)	(18,159)	(41,289)	(33,863)	(81,658)
Adjusted EBITDA-NCI	$ 31,630	$ 27,984	$ 58,849	$ 53,011	$ 119,661

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(1)	Last twelve months (“LTM”) is the period beginning July 1, 2015 through June 30, 2016

The following table presents the reconciliation from Net loss attributable to American Renal Associates Holdings, Inc. to Adjusted net income attributable to American Renal Associates Holdings, Inc. for the periods indicated:

(dollars in thousands, except per share data)

Reconciliation of Net Income (Loss) Attributable to American Renal Associates Holdings, Inc. to Adjusted Net Income Attributable to American Renal Associates Holdings, Inc.:

Three Months
Ended
June 30,
2016
Net income (loss) attributable to American Renal Associates Holdings, Inc.	$(9,092)
Change in the difference between the estimated fair values of contractual noncontrolling interest put provisions and estimated fair values for accounting purposes of the related noncontrolling interests	(12,133)
Net income (loss) attributable to American Renal Associates Holdings, Inc. for basic earnings per share calculation	$(21,225)

Adjustments:
Share-based compensation due to option modification and IPO transactions (1)	9,448
Transaction-related costs (2)	2,215
Loss on early extinguishment of debt	4,708
Total pre-tax adjustments	$16,371
Tax effect	6,789
Income tax receivable agreement expense	7,835
Change in the difference between the estimated fair values of contractual noncontrolling interest put provisions and estimated fair values for accounting purposes of the related noncontrolling interests (3)	12,133
Total adjustments, net	$29,550
Adjusted net income attributable to American Renal Associates Holdings, Inc.	$8,325

Basic shares outstanding	28,406,999
Adjusted effect of dilutive stock options (4)	3,322,325
Adjusted weighted average number of diluted shares used to compute adjusted net income attributable to American Renal Associates Holdings, Inc. per share (4)	31,729,324
Adjusted net income attributable to American Renal Associates Holdings, Inc. per share	$0.26

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(1)	Share-based compensation due to option modification and other transactions at the time of the IPO are considered one-time costs.

(2)	Transaction-related costs due to the IPO and debt refinancing, including accounting, valuation, legal and other consulting and professional fees

(3)	Changes in fair values of contractual noncontrolling interest put provisions are related to certain put rights that may be accelerated as a result of the IPO.

(4)

Adjusted weighted average number of diluted shares outstanding calculated using the treasury method as if 2.8 million shares related to unvested in-the-money options subject to a contingency are vested.

American Renal Associates Holdings, Inc.
Unaudited Supplemental Cash Flow
(dollars in thousands)

	Three Months Ended		Six Months Ended
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Cash provided by operating activities	$ 52,443	$ 34,225	$ 89,004	$ 61,818
Plus:
Transaction-related costs (1)	2,215	—	2,239	—
Adjusted cash provided by operating activities	54,658	34,225	91,243	61,818
Distributions to noncontrolling interests	(22,533)	(22,775)	(43,973)	(40,932)
Adjusted cash provided by operating activities less distributions to NCI	32,125	11,450	47,270	20,886

Capital expenditure breakdown:
Routine and maintenance capital expenditures	$ 2,890	$ 2,676	$ 5,748	$ 4,607
Development capital expenditures	14,935	14,219	28,473	23,285
Total capital expenditures	$ 17,825	$ 16,895	$ 34,221	$ 27,892

American Renal Associates Holdings, Inc.
Unaudited Supplemental Balance Sheet
(dollars in thousands)

As of June 30, 2016
	Total ARA	ARA "Owned"
Cash (other than clinic-level cash)	$ 19,087	$ 19,087
Clinic-level cash	74,181	37,015
Total cash	$ 93,268	$ 56,102

Debt (other than clinic-level debt)	$ 439,362	$ 439,362
Clinic-level debt	124,055	62,417
Unamortized debt discounts and fees	(5,040)	(5,040)
Total debt	$ 558,377	$ 496,739

Net debt (total debt - total cash)		$ 440,637
Adjusted EBITDA less NCI, LTM		$ 119,661
Leverage ratio (2)		3.7x

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(1)	Transaction-related costs due to the IPO and debt refinancing, including accounting, valuation, legal and other consulting and professional fees.

(2)	Leverage ratio calculated as follows: Net debt divided by Adjusted EBITDA less NCI, last twelve months.

American Renal Associates Holdings, Inc. Contact:

Darren Lehrich, SVP Strategy & Investor Relations

Telephone: (978)-922-3080 x134; Email: dlehrich@americanrenal.com